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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors and Stockholders of Level 8 Systems, Inc.:

We consent to the incorporation by reference in the Form S-1 Registration Statement to be filed on or about May 17, 2004 of our report dated February 12, 2004, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern) of Level 8 Systems, Inc. for the year ended December 31, 2003.

                                                  /s/ Margolis & Company P.C.
                                                  Certified Public Accountants

Bala Cynwyd, PA
May 14,2004